                                 RESTRAC, INC.
                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                        THREE MONTHS ENDED       SIX MONTHS ENDED
                                                          MARCH 31, 1997          MARCH 31, 1997
                                                        ------------------       ----------------
  Net Loss............................................      $ (334,720)             $ (642,517)
                                                            ==========              ==========
  Weighted Average Shares of Common Stock
    Outstanding.......................................       8,059,618               7,975,805
  Dilutive Options....................................        --                      --
                                                            ----------              ----------
  Weighted average number of common and common
    equivalent shares outstanding.....................       8,059,618               7,975,805
                                                            ==========              ==========
  Net Loss per share..................................      $    (0.04)             $    (0.08)
                                                            ==========              ==========

                                                        THREE MONTHS ENDED       SIX MONTHS ENDED
                                                          MARCH 31, 1996          MARCH 31, 1996
                                                        ------------------       ----------------
  Net Income..........................................      $  301,156              $  526,670
                                                            ==========              ==========
  Weighted Average Shares of Common Stock
    Outstanding.......................................       3,870,000               3,870,000
  Dilutive Effect of Options Issued Prior to
    5/10/96...........................................         314,986                 348,422
  Effect of Cheap Stock Options.......................         152,875                 152,875
  Conversion of Preferred Stock.......................       2,502,696               2,502,696
  Shares Issuable in IPO to Fund Cumulative
    Dividends.........................................          51,727                  51,727
                                                            ----------              ----------
  Weighted average number of common and common
    equivalent shares outstanding.....................       6,892,284               6,925,720
                                                            ==========              ==========
  Net Income per share................................      $     0.04              $     0.08
                                                            ==========              ==========